SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 2, 2004

(Date of earliest event reported)

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27488	94-3136539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route 141 & Henry Clay Road, Building E336, Wilmington, DE 19880

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (302) 498-6700

Item 5.	Other Events.

On February 2, 2004, Incyte Corporation (“Incyte”) announced that it will close its Palo Alto, California research facilities and headquarters effective April 2, 2004. As a result of this decision and a restructuring decision made in the fourth quarter of 2003, Incyte will reduce its workforce by 257 employees. Further, as a result of this decision, Incyte will focus its resources primarily on drug discovery and development. Incyte has moved its headquarters to its Wilmington, Delaware facility, and will incur charges in connection with the restructuring.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2004.

INCYTE CORPORATION

By:	/s/ Patricia A. Schreck
Patricia A. Schreck
Executive Vice President and General Counsel